     As filed with the Securities and Exchange Commission on June 30, 1995.


                                                       REGISTRATION NO. 33-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                         LYONDELL PETROCHEMICAL COMPANY
             (Exact name of Registrant as specified in its charter)

          Delaware                              1221 McKinney, Suite 1600                   95-4160558
 (State or other jurisdiction)                    Houston, Texas 77010                   (I.R.S. Employer
of incorporation or organization)        (Address of principal executive offices)       Identification No.)
                                                        (Zip Code)

                          ----------------------------

                         LYONDELL PETROCHEMICAL COMPANY
                                   RESTRICTED
                                   STOCK PLAN
                            (Full title of the plan)

                          ----------------------------

                                Kerry A. Galvin
                              Finance Counsel and
                              Assistant Secretary
                         Lyondell Petrochemical Company
                           1221 McKinney, Suite 1600
                             Houston, Texas  77010
                    (Name and address of agent for service)

                                 (713) 652-7200
         (Telephone number, including area code, of agent for service)


                          ----------------------------


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
         TITLE OF            AMOUNT TO BE         PROPOSED MAXIMUM              PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED   REGISTERED              OFFERING                 AGGREGATE OFFERING                FEE
                                                 PRICE PER SHARE(1)(2)              PRICE(1)
- ------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
 $1.00 per share               1,000,000              $25.50                      $25,500,000                  $8,793

==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Average of the high and low of the sales price of Lyondell Common Stock on June 26th.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       ITEM 1.  PLAN INFORMATION*

       ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


       ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                 (a) Lyondell Petrochemical Company's ("the Company") Annual
            Report on Form 10-K for the year ended December 31, 1994 ("1994 Form 10-K") (File No. 1-10145);

                 (b) All other reports filed pursuant to Section 13(a) or 15(d)
            of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the document referred to in
            (a) above; and

                 (c) The description of the Company's Common Stock contained in the registration statement pursuant to which the Company's shares of Common Stock were registered under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

       ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

       ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

            The legality of the Common Stock is offered hereby by Jeffrey R. Pendergraft, General Counsel for the Company.

            The consolidated balance sheets of Lyondell Petrochemical Company at December 31, 1994 and 1993 and the related consolidated statements of income and accumulated deficit and cash flows for each of the three years in the period ended December 31, 1994 in Lyondell's 1994 Annual Report on Form 10-K have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

       ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company's certificate of incorporation and By-Laws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

                 "(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
            (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                 (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

                 (h) For purposes of this Section, references to "the
            corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                 (i) For purposes of this Section, references to "other
            enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                 (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

            The By-Laws of the Company provide as follows:

                 "The Company shall indemnify the officers and directors of the
            Company with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company that may have previously arisen hereunder."


            Lyondell's certificate of incorporation limits the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties.

            The Company maintains directors and officers liability insurance.

            Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

       ITEM 8.  EXHIBITS

            Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

       ITEM 9.  UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                      (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 See Item 6, "Indemnification of Directors and Officers," for the undertaking pursuant to Item 512(h) of Regulation S-K.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JUNE 30, 1995.

                                      LYONDELL PETROCHEMICAL COMPANY

                                      By: /s/ BOB G. GOWER
                                         ---------------------------------------
                                              Bob G. Gower
                                              Chairman of the Board and
                                              Chief Executive Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                 SIGNATURE                               TITLE                           DATE
                 ---------                               -----                           ----
               BOB G. GOWER                        Chairman of the Board and         June 30, 1995
               ------------                        Chief Executive Officer
(Bob G. Gower, Principal Executive Officer)

            WILLIAM T. BUTLER*                     Director                          June 30, 1995
            ------------------
            (William T. Butler)

             D. TRAVIS ENGEN*                      Director                          June 30, 1995
             ----------------
            (D. Travis Engen)

        STEPHEN F. HINCHLIFFE, JR.*                Director                          June 30, 1995
        ---------------------------
       (Stephen F. Hinchliffe, Jr.)

            DUDLEY C. MECUM II*                    Director                          June 30, 1995
            -------------------
           (Dudley C. Mecum II)

               DAN F. SMITH                        President, Chief Operating        June 30, 1995
               ------------                        Officer and Director
              (Dan F. Smith)

              PAUL R. STALEY*                      Director                          June 30, 1995
              ---------------
             (Paul R. Staley)

             RUSSELL S. YOUNG                      Senior Vice President, Chief      June 30, 1995
             ----------------                      Financial Officer and Treasurer
(Russell S. Young, Principal Financial Officer)

             JOSEPH M. PUTZ                        Vice President and Controller     June 30, 1995
             --------------
(Joseph M. Putz, Principal Accounting Officer)

*By           BOB G. GOWER                                                           June 30, 1995
              ------------
   (Bob G. Gower, as Attorney-in-fact)

                                 EXHIBIT INDEX
                                 -------------

                                                                          Sequential
                                                                             Page
Exhibit No.                          Description                           Number*
- -----------  -----------------------------------------------------------  ----------
    3.1      Restated Certificate of Incorporation of the Company
             - incorporated by reference as an exhibit to the
             Registrant's Registration Statement on Form S-1 (No.
             33-25407).

    3.2      Amendment No. 1 to the Restated Certificate of
             Incorporation of the Registrant - incorporated by reference as an exhibit to the Registrant's Registration
             Statement on Form S-3 dated as of May 5, 1994 and incorporated herein by reference.

    3.3 Amended and Restated By-laws of the Company - incorporated by reference as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the period ending December 31, 1994 ("the Company's 1994 Form
             10-K".

    4        Form of Granting Agreement to be sent
             by the Company to employees participating in the Restricted Stock Plan.

    5        Opinion of Jeffrey R. Pendergraft, General Counsel for the
             Company.

    24       Consent of Coopers & Lybrand, L.L.P.

    25       Powers of Attorney.

- --------------------

*  This information appears only in the manually signed original.